EXHIBIT 13.2



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 6-K/A

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934


For the Quarterly Payment Date on February 15, 2000

                        Crusade Management Limited,
                         --------------------------
            as manager of the Crusade Global Trust No. 1 of 1999
           (Exact name of Registrant as specified in its Charter)

          Level 11, 55 Market Street, Sydney, NSW 2000, Australia
          -------------------------------------------------------
                 (Address of principal executive offices)

         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                      Form 20-F    X       Form 40-F
                                -------              -------

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                          Yes             No     X
                              --------       --------

         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-_________________.

Other Events

         On the Quarterly Payment Date falling on February 15, 2000, AXA Trustee Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").

Financial Statements and Exhibits

         (c) Exhibits

         See page 4 for Exhibit Index

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 1999, by the undersigned, thereunto duly authorized.


                              Crusade Management Limited,
                              as Trust Manager for the
                              Crusade Global Trust No. 1 of 1999,
                              -------------------------------------------
                              (Registrant)



Dated: March 7, 2000         By:   /s/ Roger Desmarchelier
                                  ---------------------------------------
                                  Name:  Roger Desmarchelier
                                        ---------------------------------
                                  Title: Executive Manager Securitisation
                                        ---------------------------------

Exhibit Index


Exhibit        Description
-------        -----------

99.1           The Noteholders Report for the Quarterly Payment
               Date on February 15, 2000


                                             NOTEHOLDERS REPORT
                                     CRUSADE GLOBAL TRUST No. 1 of 1999
                             Quarterly Collection Period Ending January 31, 2000


Bond Information in US$
-----------------------

              FV Outstanding        Bond Factor            Interest       Interest           Principal           Charge
              effective 11/15/99    effective 11/15/99     Rate           Payments           Distributions       Offs
------------------------------------------------------------------------------------------------------------------------
Class A1     $179,247,921.46         59.749307%           6.32000%       $4,175,514.45      $79,280,078.54       $0.00
Notes

Class A2     $569,000,000.00         100.000000%          6.40000%       $9,306,311.11               $0.00       $0.00
Notes

Class A3     $125,000,000.00         100.000000%          6.49000%       $2,073,194.44               $0.00       $0.00
Notes




Principal Collections Information in AUD
----------------------------------------

       Scheduled Principal Payments:             $12,253,654.54
     Unscheduled Principal Payments:            $118,564,459.92
                                           --------------------
        Gross Principal Collections:            $130,818,114.46
                            Redraws:              $8,472,314.25
                                           --------------------
              Principal Collections:            $122,345,800.21
              Principal Charge Offs:                      $0.00
                     Principal Draw:                      $0.00
                                           --------------------
                Available Principal:            $122,345,800.21
                                           --------------------
              Principal Distributed:            $122,345,800.21
                 Principal Retained:                      $0.00
                                           --------------------



Available Income in AUD
-----------------------

             Total Available Income:            $25,162,272.10





                                        Exh-1

Redraw/Liquidity Utilization
----------------------------

                   Redraw Shortfall:           $0.00
       Redraw Carryover Charge Offs:           $0.00
                     Liquidity Draw:           $0.00
                Liquidity Shortfall:           $0.00
                     Principal Draw:           $0.00


Arrears Information
-------------------

                                       % of pool (by number)
                        1 - 30 days:           0.40%
                       31 - 60 days:           0.08%
                           61+ days:           0.06%
                           Defaults:            Nil
                             Losses:            Nil



Payment Information
-------------------

                              Nov-99               Dec-99               Jan-00
            1 mth CPR:        27.63%               29.70%               20.94%



Pool Information in AUD
-----------------------

       Outstanding Principal of Fixed Rate Housing Loans:     $345,001,054.80
Outstanding Principal of the Variable Rate Housing Loans:   $1,013,062,751.13
                                         Number of Loans:              14,403
                            Weighted Average Current LVR:              62.87%
                                       Average Loan Size:             $94,177
                              Weighted Average Seasoning:          25.09 mths
                                Average Term to Maturity:            253 mths





                                      Exh-2